INVESTMENT ADVISORY AGREEMENT

                                     BETWEEN

                   TRANSAMERICA VARIABLE INSURANCE FUND, INC.

                                       AND

                 TRANSAMERICA OCCIDENTAL LIFE INSURANCE COMPANY

                          INVESTMENT ADVISORY AGREEMENT

     This INVESTMENT ADVISORY AGREEMENT is made this 21st day of July, 1999, between Transamerica Occidental Life Insurance Company, a California corporation ("Adviser"), and Transamerica Variable Insurance Fund, Inc., a Maryland corporation (the "Fund"), that is authorized to issue shares of several investment portfolios ("Portfolios"), each Portfolio consisting of a separate series of shares of beneficial interest in the Fund.

    WHEREAS, Adviser is engaged in the business of rendering investment advisory services and is registered as an investment adviser under the Investment Advisers Act of 1940, as amended ("Advisers Act"); and

    WHEREAS, the Fund has been organized for the purpose of engaging in business as an open-end investment company registered under the Investment Company Act of 1940, as amended ("1940 Act") and desires to avail itself of the investment experience, assistance and facilities available from Adviser and to have Adviser perform for its various management and clerical services, and Adviser is willing to furnish such advice, facilities and services on the terms and conditions hereinafter set forth, and, in connection with this Investment Advisory Agreement, to enter into a sub-advisory agreement with a sub-adviser approved by the Fund;

    NOW, THEREFORE, in consideration of the promises and the mutual covenants herein contained, the parties hereto agree as follows:

        1. The Fund hereby employs Adviser to manage the investment and reinvestment of the assets of the Portfolios of the Fund specified in Exhibit A in accordance with the limitations specified in the Fund's Articles of Incorporation and By-Laws, as amended from time to time, ("Articles") and in each Portfolio's prospectus ("Prospectus") and the statement of additional information ("SAI") filed with the Securities and Exchange Commission ("SEC") as part of the Fund's Registration Statement, as amended from time to time, and to perform the other services herein set forth, subject to the supervision of the Board of Directors of the Fund, for the period and on the terms herein set forth. Adviser hereby accepts such employment and agrees during such period, at its own expense, to render the services and to assume the obligations herein set forth for the compensation herein provided.

          2. In carrying out its obligations to manage the investment and reinvestment of the assets of the Portfolios of the Fund, Adviser shall:

        (a) obtain and evaluate pertinent economic, statistical and financial data and other information relevant to the investment policies of the Portfolios of the Fund, affecting the economy generally, and individual companies or industries the securities of which are included in each Portfolio's investment portfolio or are under consideration for inclusion therein and make such data and information reasonably available to the Board of Directors of the Fund at its request;

        (b) develop and implement an investment program for each Portfolio of the Fund consistent with each Portfolio's investment objective, policies and limitations as stated in the Prospectus, SAI and Articles of the Fund, which shall be subject to the overall review from time to time of the Board of Directors of the Fund;

          (c) provide necessary personnel to assist the Board of Directors of the Fund in managing the affairs of the Fund;

        (d) authorize and permit any of its directors, officers and employees, who may be elected as directors or officers of the Fund, to serve in the capacities in which they are elected;

          (e) provide for all expenses and fees incurred by the sub-adviser as approved by the Board of Directors of the Fund.

        3. Any investment program undertaken by Adviser pursuant to this Agreement and any other activities undertaken by Adviser on behalf of the Fund shall at all times be subject to any directives of the Board of Directors of the Fund or any duly constituted committee thereof acting pursuant to like authority.

        4. Adviser understands that shares of the Portfolios will be sold to one or more separate accounts or sub-accounts of separate accounts of insurance companies as the funding medium for variable annuity contracts and variable life insurance policies ("variable products"); and that the variable products will not be treated as variable products for tax purposes if each Portfolio does not:

        (a) meet the diversification requirements specified in Section 817(h) of the Internal Revenue Code of 1986, as amended (the "Code") and the regulations issued thereunder; and

        (b) qualify as a "regulated investment company" under Subchapter M of the Code and any successor provision.

        5. Adviser represents that it shall use its best efforts to manage and invest the Portfolios' assets in such a manner, and to coordinate with the Portfolios' accounting agent and/or administrator, to ensure that;

        (a) each Portfolio complies with Section 817(h) of the Code, and the regulations issued thereunder, specifically Regulation Section 1.817-5, relating to the diversification requirements for variable annuity and variable life insurance contracts, and any amendments or other modifications to such Section or regulation;

          (b) each Portfolio continuously qualifies as a "regulated investment company" under Subchapter M of the Code and any successor provision; and

        (c) each Portfolio complies with any and all applicable state insurance law restrictions, as amended from time to time, that operate to limit or restrict the investments that a Portfolio may otherwise make.

        6. For the services rendered hereunder, Adviser shall receive from each Portfolio of the Fund an amount for each valuation period of each Portfolio of the Fund, at the annual rate specified on Exhibit A hereto, such amount to be paid to Adviser as specified on Exhibit A. For the purpose of determining fees payable to Adviser, the value of each Portfolio's net assets shall be computed at the time and in the manner specified in the Prospectus and/or SAI. No Portfolio of the Fund shall be liable for the obligations of any other Portfolio of the Fund. Adviser shall look only to the assets of a particular Portfolio for payment of fees and services rendered to that Portfolio. Adviser may, in its discretion and from time to time, waive all or a portion of its fees.

        7. With respect to the portfolio securities of each Portfolio of the Fund, Adviser shall purchase such securities from or through and sell such securities to or through such persons, brokers or dealers, as it may deem appropriate. Such persons, brokers or dealers may include those affiliated with Adviser. Securities orders will be placed with brokers or dealers selected for their ability to give the best execution at prices and commissions rates (if any) favorable to the Fund and, in some instances, for their ability to provide statistical, investment research and other services. As part of the process of brokerage allocation, Adviser is authorized to pay commissions which may exceed what another broker might have charged. To the extent that preference is given in the allocation of the Fund's portfolio business to those brokers and dealers which provide statistical, investment research, pricing quotations, or other services, the Fund will bear any cost of obtaining such services, and Adviser and other clients advised by Adviser may benefit from those services. Under the provisions of Section 28(e) of the Securities Exchange Act of 1934, Adviser must determine in good faith that the amount of a commission paid was reasonable in relation to the value of the "brokerage and research services" provided by the executing broker or dealer viewed in terms of the particular transaction or Adviser's overall responsibilities with respect to accounts as to which it is exercising investment discretion.

        8. The services of Adviser to the Fund hereunder are not to be deemed exclusive and Adviser shall be free to render similar services to others so long as its services hereunder are not impaired or interfered with thereby.

        9. Nothing in this Agreement shall limit or restrict the right of any director, officer or employee of Adviser who may also be a director, officer or employee of the Fund to engage in any other business or to devote his time and attention in part to the management or other aspects of any other business or to render services of any kind to any other corporation, firm, individual or association.

        10. Adviser agrees that it will maintain, or shall cause any sub-adviser or other designee to maintain, all required records, memoranda, instructions or authorizations relating to the activities hereunder which are required to be maintained by the Fund pursuant to the 1940 Act and the rules and regulations thereunder. In compliance with Rule 31a-3 of the 1940 Act, Adviser agrees to preserve for the periods described in Rule 31a-2 under the 1940 Act any records that it maintains for the Fund and that are required to be maintained by Rule 31a-1 under the 1940 Act. All records maintained by Adviser with respect to these functions shall be open at all times to inspection and audit by authorized representatives of the Fund, and any or all such records shall be delivered to the Fund upon demand. Any records maintained by Adviser with respect to such investment functions are the property of the Fund.

        11. This Agreement shall be submitted for approval by the shareholders of the Portfolios and if then approved by a majority of the Portfolio's outstanding voting securities, this Agreement:

        (a) shall continue in effect with respect to each Portfolio only so long as its continuance is specifically approved for each Portfolio annually by the Board of Directors of Fund (including a majority of the independent directors) as required by the 1940 Act or by shareholders of each Portfolio casting a majority of the votes entitled to be cast by shareholders;

        (b) may not be terminated by Adviser with respect to each Portfolio without the prior approval of a new investment advisory agreement by the Portfolio's shareholders casting a majority of the votes entitled to be cast and shall be subject to termination without the payment of any penalty, on sixty days' written notice, by the Board of Directors of the Fund or by vote of the Portfolio's shareholders casting a majority of the votes entitled to be cast;

          (c) shall not be amended without prior approval by the Portfolio's shareholders casting a majority of the votes entitled to be cast; and

          (d) shall automatically terminate in the event of its assignment by either party.

    12. The Fund shall pay:

          (a)  brokers'   commissions  in  connection   with   portfolio   asset
     transactions to which the Fund is a party;

        (b) all taxes, including issuance and transfer taxes, which may become payable to federal, state or other governmental entities, with respect to the operation of the Portfolios of the Fund;

    (c) all legal and auditing fees;

          (d) all extraordinary expenses which may be incurred by or on behalf of the Fund in connection with matters not in the ordinary course of business;

        (e) provide for expenses (including all fees) incurred in connection with the registration and qualification of the Portfolios of the Fund under the 1940 Act, the Securities Act of 1933 and state laws;

          (f) provide for the charges and expenses of any custodian or depository appointed for the safekeeping of the cash, securities or other property of the Portfolios of the Fund; and

        (g) bear the expenses of calling and holding of meetings of shareholders, the fees and expenses of members of the Board of Directors of the Fund, and all ordinary expenses incurred in the ordinary course of business.

        13. (a) In providing the Portfolios of the Fund with investment advice and other services as herein provided, neither Adviser, nor any officer, director, employee or agent thereof, shall be held liable to the Fund or Portfolios, or any shareholder, director, or officer thereof, or stockholders, for errors of judgment or for anything except willful misfeasance, bad faith, or gross negligence in the performance of its duties, or reckless disregard of its obligations and duties under the terms of this agreement.

        (b) The federal securities laws impose liabilities under certain circumstances on persons who act in good faith, and therefore nothing herein shall in any way constitute a waiver or limitation of any rights which the Fund may have under any federal securities laws.

        14. Adviser hereby agrees that while this agreement is in effect, it will not amend its articles of incorporation or by-laws in a manner which would impair the ability to provide business management services and investment advice to the Portfolios of the Fund.

          15. Any notice under this agreement shall be given in writing, addressed and delivered, or mailed postpaid to:

Adviser:   Secretary
Transamerica Occidental Life Insurance Company
1150 South Olive Street
Los Angeles, California 90015

Fund:      Secretary
Transamerica Variable Insurance Fund, Inc.
1150 South Olive Street
Los Angeles, California 90015

        16. This agreement shall be construed in accordance with the laws of the State of California, and is subject to the provisions of the Advisers Act, the 1940 Act and the rules and regulations of the Securities and Exchange Commission.

        17. Waiver by either party of any obligations of the other party does not constitute a waiver of any further or other obligation of the other party.

        18. The singular of any word used in this agreement includes the plural. Unless otherwise indicated herein, terms and phrases used in this Agreement shall have the meaning ascribed to them in the 1940 Act, the Advisers Act and the rules and regulations promulgated thereunder.

        19. All rights, powers and privileges conferred hereunder upon the parties shall be cumulative and shall not restrict those given by law.

        20. This agreement contains the entire agreement of the parties hereto and no prior representation, inducements, promises or agreements, oral or otherwise, between the parties not embodied herein shall be of any force or effect.

        21. This agreement may be executed in any number of counterparts, each of which so executed shall be deemed to be an original and such counterparts together shall constitute but one and the same contract, which shall be sufficiently evidenced by any such original counterpart.

    IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be signed by their respective, duly authorized officials.


TRANSAMERICA VARIABLE                  TRANSAMERICA OCCIDENTAL LIFE
  INSURANCE FUND, INC.                 INSURANCE COMPANY
  By:                                  By:
-----                                  ---
  Name:                                Name:
-------                                -----
  Title:                               Title:
--------                               ------

                                    EXHIBIT A
                                     TO THE
                          INVESTMENT ADVISORY AGREEMENT
                                     BETWEEN
         TRANSAMERICA OCCIDENTAL LIFE INSURANCE COMPANY (THE "ADVISER")
                                       AND
             TRANSAMERICA VARIABLE INSURANCE FUND, INC. (THE "FUND")

    Pursuant to Section 6 of this Agreement, the Fund shall pay Adviser monthly compensation at an effective annual rate as follows:

 NAME OF PORTFOLIO                            ANNUAL RATE OF COMPENSATION
---------------------------              --------------------------------
Growth Portfolio.......................  0.75 of 1% of the value of the
                                         Portfolio's
                                         average daily net assets
Money Market...........................  0.35 of 1% of the value of the
                                         Portfolio's
                                         average daily net assets

                        INVESTMENT SUB-ADVISORY AGREEMENT

                                     BETWEEN

                 TRANSAMERICA OCCIDENTAL LIFE INSURANCE COMPANY

                                       AND

                     TRANSAMERICA INVESTMENT SERVICES, INC.

                        INVESTMENT SUB-ADVISORY AGREEMENT

     TRANSAMERICA OCCIDENTAL LIFE INSURANCE COMPANY, a California corporation ("Adviser"), and TRANSAMERICA INVESTMENT SERVICES, INC., a Delaware corporation ("Sub-Adviser"), agree as follows:

    WHEREAS, Sub-Adviser is engaged in business as an investment adviser and is so registered as an adviser under the federal Investment Advisers Act of 1940 (the "Advisers Act"), and Adviser desires to avail itself of the investment experience of Sub-Adviser and to have Sub-Adviser furnish certain investment advisory services to the Growth Portfolio and the Money Market Portfolio (each a "Portfolio") of the Transamerica Variable Insurance Fund, Inc. ("Fund") and such other portfolios of the Fund as the Fund may establish in the future (each also a "Portfolio"), in connection with the Advisory Agreement, a copy of which is attached hereto as Exhibit A, and Sub-Adviser is willing to furnish such advice and services on the terms and conditions hereinafter set forth;

    NOW, THEREFORE, in consideration of the above-referenced facts and their mutual promises, the parties agree as follows:

1.  INVESTMENT ADVICE AND OTHER SERVICES

    (a) Sub-Adviser shall, to the extent required in the conduct of the investment activities of the Portfolios, place at the disposal of the Portfolios, its judgment and experience and develop and implement an investment program for each Portfolio consistent with each Portfolio's investment objective, policies and limitations as stated in the Fund's Articles of Incorporation and By-Laws, as amended from time to time (the "Articles") and in the Fund's prospectus (the "Prospectus") and statement of additional information ("SAI") filed with the Securities and Exchange Commission ("SEC") as part of the Fund's Registration Statement on Form N-1A, as amended from time to time, subject to the supervision of the Board of Directors of the Fund, for the period and on terms herein set forth. Sub-Adviser shall also, from time to time, furnish to and place at the disposal of Adviser and the Fund such reports and information relating to industries, businesses, corporations, or securities as may be reasonably required by Adviser or the Fund or as Sub-Adviser may deem to be helpful to Adviser or the Fund in the administration of the Portfolios' assets.

    (b) Sub-Adviser agrees to use its best efforts in providing such advice and recommendations and in the preparation of such reports and information, and for this purpose Sub-Adviser shall at all times maintain a staff of officers and other trained personnel for the performance of its obligations under this agreement. Sub-Adviser may, at its expense, employ other persons to furnish to Sub-Adviser statistical and other factual information, advice regarding economic factors and trends, information with respect to technical and scientific developments, and such other information, advice and assistance.

    (c) Adviser will, on an ongoing basis, notify Sub-Adviser of every change in the fundamental and non-fundamental investment policies of the Portfolios and will make available to Sub-Adviser as promptly as practicable copies of all amendments and supplements to the Prospectus, SAI, and the Articles and such other financial reports and proxy statements of the Portfolios as Sub-Adviser shall require.

    (d) Sub-Adviser shall take, on behalf of the Portfolios, all actions which it deems necessary to implement each Portfolio's investment objective, policies and limitations as stated in the Fund's Prospectus, SAI and the Articles and in compliance with the 1940 Act, subject to the supervision of Adviser and the Board of Directors of the Fund. To that end Sub-Adviser is authorized as the agent and the attorney-in-fact of Adviser and the Fund to give instructions as to deliveries of securities and to execute account documentation, agreements, contracts and other documents as Sub-Adviser may be required to sign by brokers, dealers, counterparties, and other persons in connection with the management of the assets of the Portfolios. Selection of the brokers or dealers with whom transactions are executed and negotiation of commission rates will be made by Sub-Adviser, subject to the supervision of Adviser and the Board of Directors of the Fund.

    (e) Securities orders will be placed with brokers or dealers selected for their ability to give the best execution at prices and commissions rates (if any) favorable to the Fund and, in some instances, for their ability to provide statistical, investment research and other services. As part of the process of brokerage allocation, Sub-Adviser is authorized to pay commissions which may exceed what another broker might have charged. To the extent that preference is given in the allocation of the Fund's portfolio business to those brokers and dealers which provide statistical, investment research, pricing quotations, or other services, the Fund will bear any cost of obtaining such services, and Sub-Adviser and other clients advised by Sub-Adviser may benefit from those services. Under the provisions of Section 28(e) of the Securities Exchange Act of 1934, Sub-Adviser must determine in good faith that the amount of a commission paid was reasonable in relation to the value of the "brokerage and research services" provided by the executing broker or dealer viewed in terms of the particular transaction or Sub-Adviser's overall responsibilities with respect to accounts as to which it is exercising investment discretion. All such actions are subject to the limitations as set out in Section 6.

2.  ALLOCATION OF CHARGES AND EXPENSES

    Sub-Adviser shall furnish at its own expense executive, supervisory and other personnel and services, office space, equipment, utilities and telephone services in connection with supplying the investment advisory, statistical and research services contemplated by this agreement.

3.  COMPENSATION TO SUB-ADVISER

    Adviser agrees to pay to Sub-Adviser and Sub-Adviser agrees to accept, as full compensation for all services rendered hereunder, a fee paid quarterly in arrears and to be calculated as a percentage of the average daily net assets of each Portfolio during the previous quarter at the annual rate specified in Exhibit B hereto. For the purpose of determining fees payable to Sub-Adviser, the value of each Portfolio's net assets shall be computed at the time and in the manner specified in the Prospectus and/or SAI. No Portfolio shall be liable for the obligations of any other Portfolio. Sub-Adviser shall look only to the assets of a particular Portfolio for payment of fees and services rendered to that Portfolio. Sub-Adviser may, in its discretion and from time to time, waive all or a portion of its fees.

4.  DURATION AND TERMINATION

    This Agreement shall be submitted for approval by the shareholders of the Portfolios and if then approved by a majority of the Portfolio's outstanding voting securities, this Agreement:

        (a) shall continue in effect with respect to each Portfolio only so long as its continuance is specifically approved for each Portfolio annually by the Board of Directors of the Fund as required by the 1940 Act or by shareholders of each Portfolio casting a majority of the votes entitled to be cast by shareholders;

        (b) may not be terminated by Adviser with respect to each Portfolio without the prior approval of a new investment sub-advisory agreement by the Portfolio's shareholders casting a majority of the votes entitled to be cast and shall be subject to termination without the payment of any penalty, on thirty (30) days' written notice, by the Board of Directors of the Fund or by vote of the Portfolio's shareholders casting a majority of the votes entitled to be cast, and will terminate upon two (2) days written notice to Sub-Adviser of termination of the Advisory Agreement between Adviser and the Fund;

          (c) shall not be amended without prior approval by the Portfolio's shareholders casting a majority of the votes entitled to be cast; and

          (d) shall automatically terminate in the event of its assignment by either party.

    Notice of termination will be effective the day after the notice is deposited, postage prepaid, registered or certified mail, return receipt requested, in the mail addressed to the other party's address as set forth in
Section 14 or such other more recent address, or if the mail is not used, the day it is delivered to the other party's last known address or to an officer of Adviser or of Sub-Adviser, as the case may be.

5.  COMPLIANCE WITH THE FUND'S POLICIES

    Sub-Adviser covenants and agrees that the investment planning, investment advice and services that it furnishes Adviser will be in accordance with the investment objective, policies, and limitations of each Portfolio as set forth in the Fund's Prospectus, SAI and Articles and shall be in compliance with the 1940 Act.

6.  TAX AND OTHER COMPLIANCE

    (a) Sub-Adviser understands that shares of the Portfolios will be sold to one or more separate accounts or sub-accounts of insurance companies as the funding medium for variable annuity contracts and variable life insurance policies ("variable products"); and that the variable products will not be treated as variable products for tax purposes if each Portfolio does not:

          1. meet the diversification requirements specified in Section 817(h) of the Internal Revenue Code of 1986, as amended (the "Code") and the regulations issued thereunder; and

          2. qualify as a "regulated investment company" under Subchapter M of the Code and any successor provision.

    (b) Sub-Adviser represents that it shall use its best efforts to manage and invest the Portfolios' assets in such a manner and, with regard to its duties under this Agreement, ensure that:

        1. each Portfolio complies with Section 817(h) of the Code, and the regulations issued thereunder, specifically Regulation Section 1.817-5, relating to the diversification requirements for variable annuity and variable life insurance contracts, and any amendments or other modifications to such Section or regulation;

          2. each Portfolio continuously qualifies as a "regulated investment company" under Subchapter M of the Code and any successor provision; and

        3. any and all applicable state insurance law restrictions, as amended from time to time, on investments that operate to limit or restrict the investments that a Portfolio may otherwise make are complied with.

7.  RECORDS

    (a) Sub-Adviser agrees that it will maintain all required records, memoranda, instructions or authorizations relating to the acquisition or disposition of assets of the Fund, including all books and records required to be maintained by the 1940 Act and the rules and regulations thereunder. In compliance with Rule 31a-3 of the 1940 Act, Sub-Adviser agrees to preserve for the periods described in Rule 31a-2 under the 1940 Act any records that it maintains for the Portfolios and that are required to be maintained by Rule 31a-1 under the 1940 Act. All records maintained by Sub-Adviser with respect to these functions shall be open at all times to inspection and audit by Adviser's and/or the Fund's authorized representatives, and any or all such records shall be delivered to the Fund upon demand. Any records maintained by Sub-Adviser with respect to such investment function are the property of the Fund.

    (b) Sub-Adviser shall assist and provide operational support in the audit of any records with respect to the services provided hereunder by Adviser's auditors, its firm of CPA's, the Insurance Department of any state, or upon the request of any governmental agency (local, municipal, county, state or federal). Copies of any files will be provided at cost.

    (c) Sub-Adviser shall provide, upon Adviser's request, any records which are necessary to file any report required by any federal, state or local government or agency. If such records are not timely provided, Sub-Adviser will pay any costs incurred by Adviser in compiling the necessary documentation.

    (d) The terms and conditions of any records generated by this agreement are confidential and shall be treated as such by Sub-Adviser and its employees.

8.  INFORMATION

    Adviser agrees that it will furnish to Sub-Adviser any information that Sub-Adviser may reasonably request with respect to the services performed or to be performed by Sub-Adviser under this agreement.

9.  LIABILITY OF SUB-ADVISER

    In providing the Portfolios with investment advice and other services as herein provided, neither Sub-Adviser nor any officer, director, employee or agent thereof shall be held liable by Adviser, the Fund, the Portfolios or any shareholder, director, or officer thereof or stockholders for errors of judgment or for anything except willful misfeasance, bad faith, or gross negligence in the performance of its duties, or reckless disregard of its obligations and duties under the terms of this agreement.

    It is further understood and agreed that Sub-Adviser may rely upon information furnished to it reasonably believed to be accurate and reliable.

    The federal securities laws impose liabilities under certain circumstances on persons who act in good faith, and therefore nothing herein shall in any way constitute a waiver or limitation of any rights which Adviser or the Fund may have under any federal securities laws.

10.  STATUS OF SUB-ADVISER

    Except as expressly provided or authorized in this agreement, Sub-Adviser shall have no authority to act for or represent Adviser or the Fund.

11.  CORPORATE AUTHORITY

    Sub-Adviser hereby certifies that it has full corporate power to enter into this agreement and perform its obligations thereunder, that such performance would not give rise to any violation of any other contract with respect to it or any of its subsidiaries or affiliated companies, and that the officer executing such agreement has full authority and right to do so.

    Sub-Adviser agrees that while this agreement is in effect, it will not amend its articles of incorporation or by-laws in a manner which would impair the ability to provide business management services and investment advice to the Portfolios.

12.  DEPARTMENT OF INSURANCE APPROVAL

    This agreement is executed by the parties with the understanding that it may be subject to the approval of or non-disapproval of the California Department of Insurance. In the event said approval or non-disapproval is not obtained or the Insurance Department disapproves this agreement Adviser shall have the unqualified right to terminate this agreement without any penalty.

13.  NOTICE

    Any notice under this agreement shall be given in writing, addressed and delivered, or mailed postpaid to:

Adviser:       Transamerica Occidental Life Insurance Company
Corporate Secretary
1150 South Olive Street
Los Angeles, California 90015

Sub-Adviser:  Transamerica Investment Services, Inc.
Corporate Secretary
1150 South Olive Street
Los Angeles, California 90015

14.  APPLICABLE LAW

    This agreement shall be construed in accordance with the laws of the State of California, and is subject to the provisions of the Advisers Act, the 1940 Act and the rules and regulations of the Securities and Exchange Commission.

15.  WAIVER

    Waiver by either party of any obligations of the other party does not constitute a waiver of any further or other obligation of the other party.

16.  MISCELLANEOUS

    The singular of any word used in this agreement includes the plural.

    Unless otherwise indicated herein, terms and phrases used in this Agreement shall have the meaning ascribed to them in the 1940 Act, the Advisers Act and the rules and regulations promulgated thereunder.

    All rights, powers and privileges conferred hereunder upon the parties shall be cumulative and shall not restrict those given by law.

    This agreement contains the entire agreement of the parties hereto and no prior representation, inducements, promises or agreements, oral or otherwise, between the parties not embodied herein shall be of any force or effect.

    This agreement may be executed in any number of counterparts, each of which so executed shall be deemed to be an original and such counterparts together shall constitute but one and the same contract, which shall be sufficiently evidenced by any such original counterpart.

    The captions used in this agreement are solely for the convenience of the parties hereto and such captions do not constitute a part of this agreement.

    IN WITNESS WHEREOF, the parties have caused the signatures of their duly authorized officers to be hereto affixed.

TRANSAMERICA OCCIDENTAL LIFE                                        TRANSAMERICA INVESTMENT
  INSURANCE COMPANY                                                 SERVICES, INC.

By: -------------------------------------------------               By: -------------------------------------------------

Name: ----------------------------------------------                Name: ----------------------------------------------

Title:                                                              Title:
------                                                              ------


                                    EXHIBIT A

                          INVESTMENT ADVISORY AGREEMENT

                                    EXHIBIT B
                                     TO THE
                        INVESTMENT SUB-ADVISORY AGREEMENT
                                     BETWEEN
           TRANSAMERICA OCCIDENTAL LIFE INSURANCE COMPANY ("ADVISER")
                                       AND
             TRANSAMERICA INVESTMENT SERVICES, INC. ("SUB-ADVISER")

    Pursuant to Section 3 of this Agreement, Adviser shall pay Sub-Adviser compensation at an effective annual rate as follows:

   NAME OF PORTFOLIO                                        ANNUAL RATE OF COMPENSATION
----------------------                                 --------------------------------
Growth Portfolio.......................................0.30 of 1% of the Portfolio's
                                                       average daily net assets up to $50
                                                       million;  plus 0.25 of 1% of the
                                                       Portfolio's  average daily net assets
                                                       from $50 million to $200 million;
                                                       plus 0.20 of 1% of the Portfolio's
                                                       average   daily   net   assets   of
                                                       $200   million   or  more.

Money Market Portfolio.................................0.15 of 1% of the Portfolio's average daily net assets.

